Calculation of Filing Fee Tables
S-8
Scilex Holding Co
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, reserved for issuance under the Scilex Holding Company 2022 Equity Incentive Plan, as amended	Other	1,300,000	$ 6.84	$ 8,892,000.00	0.0001381	$ 1,227.99
Total Offering Amounts:						$ 8,892,000.00		$ 1,227.99
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,227.99
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, $0.0001 par value per share (the "Common Stock"), that become issuable under the Scilex Holding Company 2022 Equity Incentive Plan, as amended (the "Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock. The Amount Registered represents 1,300,000 shares of Common Stock that were added to the shares reserved for issuance under the Plan pursuant to an amendment thereto that was approved by the Registrant's stockholders at the Registrant's 2026 Annual Meeting of Stockholders on June 24, 2026. The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $6.84 per share, the average of the high and low price of the Common Stock on the Nasdaq Capital Market on June 24, 2026 (such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources